As filed with the Securities and Exchange Commission on August 8, 2013

Registration Statement No. 333-184515

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

TRINITY ACQUISITION PLC

WILLIS GROUP LIMITED

WILLIS NORTH AMERICA INC.

(Exact name of registrant as specified in its charter)

Ireland Netherlands England & Wales England & Wales England & Wales England & Wales Delaware (State or other jurisdiction of incorporation)	98-0352587 98-0644532 98-0596489 98-0351629 98-0198190 98-0199005 13-5654526 (I.R.S. Employee Identification Number)

c/o Willis Group Limited

The Willis Building

51 Lime Street

London EC3M 7DQ, England

011 44 203 124 6000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Adam Rosman

Group General Counsel

Willis Group Holdings Public Limited Company

One World Financial Center

200 Liberty Street, 7(th) Floor

New York, New York 10281

(212) 915-8084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew D. Bloch

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities(2)(3)
Guarantees(2)
Preferred Shares, nominal value US$0.000115 per share(2)(4)
Ordinary Shares, nominal value US$0.000115 per share(2)(5)
Warrants(2)(6)
Warrant Units(2)(7)
Share Purchase Contracts(2)(8)
Share Purchase Units(2)(8)
Prepaid Share Purchase Contracts(2)(8)

(1)	An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, Willis Group Holdings Public Limited Company is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.
(2)	This Registration Statement covers an indeterminate number of debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Group Holdings Public Limited Company, debt securities of Trinity Acquisition plc, debt securities of Willis North America Inc. and the related guarantees of Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.
(3)	Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Group Holdings Public Limited Company, Trinity Acquisition plc or Willis North America Inc. Debt securities issued by Willis Group Holdings Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc may be guaranteed by certain of its direct and indirect parent entities and direct and indirect subsidiaries. Debt securities issued by Willis North America Inc. may be guaranteed by certain of its direct and indirect parent entities and direct and indirect subsidiaries.
(4)	An indeterminate number of preferred shares of Willis Group Holdings Public Limited Company are covered by this Registration Statement. Preferred shares may be issued (a) separately or (b) upon exercise of warrants to purchase preferred shares which are registered hereby.
(5)	An indeterminate number of ordinary shares of Willis Group Holdings Public Limited Company are covered by this Registration Statement. Ordinary shares may be issued (a) separately, (b) upon the conversion of either the debt securities or the preferred shares, each of which are registered hereby or (c) upon exercise of warrants to purchase ordinary shares. Ordinary shares issued upon conversion of the debt securities and the preferred shares will be issued without the payment of additional consideration.
(6)	An indeterminate number of warrants of Willis Group Holdings Public Limited Company, each representing the right to purchase an indeterminate number of preferred shares or ordinary shares or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.
(7)	An indeterminate number of warrant units of Willis Group Holdings Public Limited Company are covered by this registration statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of ordinary shares or preferred shares or amount of debt securities.
(8)	An indeterminate number of share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Group Holdings Public Limited Company, each representing the obligation to purchase an indeterminate number of ordinary shares, which are registered hereby, are covered by this Registration Statement.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Willis Group Holdings Public Limited Company, a public limited company incorporated under the laws of Ireland having company number 475616 (the “Company”) and the other registrants named therein, is being filed pursuant to Rule 413 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of amending the Registration Statement on Form S-3 (Registration Number 333-184515) originally filed with the Securities and Exchange Commission on October 19, 2012 (the “Registration Statement”) to (i) register debt securities of Trinity Acquisition plc as an additional class of securities that may be offered pursuant to the Registration Statement from time to time, (ii) register the guarantees by the Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America Inc. of debt securities issued by Trinity Acquisition plc, (iii) amend the base prospectus that forms a part of the Registration Statement to describe the additional subsidiary issuer and guarantees and (iv) add certain exhibits to the Registration Statement. A description of each class of securities registered hereunder will be provided through one or more prospectus supplements filed pursuant to Rule 424(b), each of which will be deemed part of and included in the Registration Statement and prospectus that is part of the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

PROSPECTUS

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Group Holdings Public Limited Company, Trinity Acquisition plc

and Willis North America Inc.

We or our indirect wholly-owned subsidiaries named above (the “Subsidiary Issuers”) may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

See “Risk Factors” on page 4 for a discussion of matters that you should consider before investing in these securities.

Willis Group Holdings Public Limited Company’s ordinary shares are listed on the New York Stock Exchange under the symbol “WSH”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Group Holdings Public Limited Company, the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated August 8, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings. In this section, “we” refers only to Willis Group Holdings Public Limited Company.

This prospectus describes some of the general terms that may apply to the securities that we or either of the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or a Subsidiary Issuer sell securities, we or such Subsidiary Issuer will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Group Holdings Public Limited Company, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information About Us”.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Group Holdings Public Limited Company or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Group Holdings Public Limited Company or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Group Holdings Public Limited Company or the Subsidiary Issuers, as applicable, reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

Unless otherwise stated, references in this prospectus to the “Company”, “Willis Group Holdings Public Limited Company” and “Holdings”, refer to Willis Group Holdings Public Limited Company only and do not include its consolidated subsidiaries. Unless the context otherwise requires or otherwise stated, references to “we,” “us,” “our” and “Willis Group” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

We have included in this document (including the information incorporated by reference in this prospectus) “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained or incorporated by reference in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

•

the impact of current financial market conditions on our results of operations and financial condition, including as a result of those associated with the current Eurozone crisis, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and realize anticipated benefits of any expense reduction initiative, charge or any revenue generating initiatives;

•	our ability to implement and fully realize the anticipated benefits of our new growth strategy;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to continue to manage our significant indebtedness;

•	our ability to compete effectively in our industry, including the impact of our refusal to accept contingent commissions from carriers in the non-Human Capital areas of our retail brokerage business;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases and redemptions;

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	rating agency actions that could inhibit our ability to borrow funds or the pricing thereof;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to achieve the expected strategic benefits of transactions, including any growth from associates;

•	further impairment of the goodwill of one of our reporting units, in which case we may be required to record additional significant charges to earnings;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	any potential impact from the US healthcare reform legislation;

•	our involvements in and the results of any regulatory investigations, legal proceedings and other contingencies;

•

underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets & Advisory operations) can have on our financial results;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and

•	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see the section entitled “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document and the accompanying prospectus may not occur, and we caution you against relying on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our ordinary shares are listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site referred to above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by the registration statements of which this prospectus is a part:

•

Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013 (the “2012 Form 10-K”), as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on April 26, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 8, 2013, and June 30, 2013, filed on August 6, 2013 (the “Second Quarter 10-Q”);

•

Our Proxy Statement on Schedule 14A, filed on June 5, 2013, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012;

•

Our Current Reports on Form 8-K, filed on February 13, 2013 (only with respect to Item 5.02), February 15, 2013, April 16, 2013, April 26, 2013, June 5, 2013, July 1, 2013 (only with respect to Item 5.02), July 23, 2013, July 25, 2013 (only with respect to Items 1.01 and 2.03 and Exhibit 10.1) and August 8, 2013 (which replaces and supersedes Part II, Item 8 of the 2012 Form 10-K and Part I, Item 1 of the Second Quarter 10-Q); and

•	The description of our share capital contained in our Current Report on Form 8-K filed on January 4, 2010.

The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part

v

of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Group Holdings Public Limited Company

One World Financial Center

200 Liberty Street, 7th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8084

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference”.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Group Holdings Public Limited Company may offer from time to time any of the following securities, either separately or in units with other securities:

•	debt securities;

•	preferred shares;

•	ordinary shares;

•	warrants and warrant units;

•	share purchase contracts and prepaid share purchase contracts; and

•	share purchase units.

In addition, Trinity Acquisition plc and Willis North America Inc. may offer debt securities. Debt securities issued by Willis Group Holdings Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc may be guaranteed by certain of its direct and indirect parent entities and direct and indirect subsidiaries. Debt securities issued by Willis North America Inc. may be guaranteed by certain of its direct and indirect parent entities and direct and indirect subsidiaries.

In addition, certain selling shareholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

We trace our history to 1828 and are one of the largest insurance brokers in the world. For several years, we have focused on our core retail and specialist broking operations. In 2008, we acquired HRH, at the time the eighth largest insurance and risk management intermediary in the United States. The acquisition almost doubled our North America revenues and created critical mass in key markets including California, Florida, Texas, Illinois, New York, Boston, New Jersey and Philadelphia. In addition, we have made a number of smaller acquisitions around the world and increased our ownership in several of our associates and existing subsidiaries, which were not wholly-owned, where doing so strengthened our retail network and our specialty businesses.

We provide a broad range of insurance brokerage, reinsurance and risk management consulting services to our clients worldwide. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries including aerospace, marine, construction and energy.

In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance with insurance carriers through our global distribution network.

We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets and then execute the transactions at the most appropriate available price, terms and conditions for our clients. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide.

We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses), to a variety of due diligence services, to the provision of practical on-site risk control services (such as health and safety or property loss control consulting) as well as analytical and advisory services (such as hazard modeling and reinsurance optimization studies). We assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurable risks for our own account.

We derive most of our revenues from commissions and fees for brokerage and consulting services and do not determine the insurance premiums on which our commissions are generally based. Commission levels generally follow the same trend as premium levels as they are derived from a percentage of the premiums paid by the insureds. Fluctuations in these premiums charged by the insurance carriers can therefore have a direct and potentially material impact on our results of operations.

We and our associates serve a diverse base of clients including major multinational and middle-market companies in a variety of industries, as well as public institutions and individual clients. Many of our client relationships span decades. We have approximately 21,000 employees around the world (including approximately 3,400 at our associate companies) and a network of in excess of 400 offices in nearly 120 countries.

We believe we are one of only a few insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

For more information regarding our business, including our financial information, please read the documents incorporated by reference into this prospectus.

The Registrants

Willis Group Holdings Public Limited Company is the ultimate holding company for the Willis Group. Willis Group Holdings Public Limited Company was incorporated in Ireland on September 24, 2009, as a public limited company, for the sole purpose of redomiciling the ultimate parent company from Bermuda to Ireland.

Each of Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Group Holdings Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis Netherlands Holdings B.V., which was organized in the Netherlands on November 27, 2009 and Willis North America Inc., which was incorporated in Delaware on December 27, 1928.

For administrative convenience, we utilize the offices of Willis Group Limited as our principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willis.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at One World Financial Center, 200 Liberty Street, New York New York 10281, and its telephone number is (212) 915-8000.

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Dividends

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends are set forth on page 4 under the heading “Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Dividends.”

RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED SHARE DIVIDENDS

The following table shows the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends of Willis Group Holdings Public Limited Company and its subsidiaries on a consolidated basis for the five most recent fiscal years ended December 31, 2012 and the six months ended June 30, 2013.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012		2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	5.7x	(1.0	)x	2.2x	3.8x	3.4x	3.7x
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	5.7x	(1.0	)x	2.2x	3.8x	3.4x	3.7x

(1)	For the year ended December 31, 2012, our deficiency in earnings necessary to cover fixed charges was $334 million and fixed charges and preferred stock dividends was $334 million.

For the purposes of calculating each of the consolidated ratios above, “earnings” are defined as income before income taxes, interest in earnings of associates and minority interest plus “fixed charges” and dividends from associates. Fixed charges comprise interest paid and payable, including the amortization of interest, and an estimate of the interest expense element of operating lease rentals.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units or prepaid share purchase contracts that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 incorporated in this prospectus by reference from Willis Group Holdings Public Limited Company’s Current Report on Form 8-K filed on August 8, 2013, and the effectiveness of Willis Group Holdings Public Limited Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of the laws of the Netherlands will be passed upon for us by Baker & McKenzie Amsterdam N.V. Unless otherwise indicated in the applicable prospectus supplement, certain matters of English law will be passed upon for us by Weil, Gotshal & Manges (UK). Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee*	$	**
Blue sky filings		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustees’ fees and expenses		**
Printing and engraving fees		**
Rating Agency fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

Willis Group Holding Public Limited Company

The Company’s articles of association (“Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favour, he is acquitted, or in respect of any application under the Irish Companies Acts in which relief from liability is granted to him. The Articles also require the Company, subject to applicable law, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. With regard to the Company’s indemnification of its directors and its secretary, the Irish Companies Acts prescribe that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his favour or in which he is acquitted or where the court has granted relief, wholly or partially, on the basis that he has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Acts do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. The Company has purchased and maintains a directors’ and officers’ liability policy.

Willis Group Holdings Public Limited Company has entered into deeds of indemnity and indemnification agreements, respectively, with each its directors and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Willis Netherlands Holdings B.V.

Members of the Board of Managing Directors of Willis Netherlands Holdings B.V. are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Under Dutch law, the following applies with respect to liability of members of the Board of Managing Directors and possible indemnifications by Willis Netherlands Holdings B.V. As a general rule, members of the Board of Managing Directors are not liable for obligations incurred by or on behalf of the company. Under certain circumstances, however, they may become either jointly or severable liable, either towards the company or vis-à-vis third parties.

With respect to their liability vis-à-vis the company the following applies. As a general rule, each member of the Board of Managing Directors must properly perform the duties assigned to him or her. Failure of a member of the Board of Managing Directors in his duties does not automatically lead to liability. Liability is only incurred in case of severe reproach. The liability of members of the Board of Managing Directors towards the company can be waived by a discharge (décharge). Discharge is generally granted by the general meeting of shareholders. Such discharge in principle only releases directors from liability for actions which have been disclosed at the general meeting or which appear from the annual accounts. A discharge does not affect the liability of the directors towards third parties or their liability to the trustee in bankruptcy.

With respect to their liability vis-à-vis third parties, there are various statutory grounds pursuant to which members of the Board of Managing Directors may be held liable towards third parties, such as specific liability in bankruptcy, liability for tax debts, social security contributions and contributions to mandatory pension funds, liability based on tort, liability for misrepresentation in annual accounts and personal liability of members of the Board of Managing Directors under Dutch criminal law. Depending on the ground of the claim the company may have an obligation to wholly or partially indemnify the relevant member(s) of the Board of Managing Directors for damages thus incurred.

Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited

The articles of association of each of TA I Limited, Trinity Acquisition plc and Willis Group Limited currently provide:

“Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company or its subsidiary undertakings shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his party) or in which he is acquitted or in connection with any application under any statue for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.”

Article 118 of the articles of association of Willis Investment UK Holdings Limited currently provides:

“Subject to the provisions of the Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.”

The relevant legislation is the Companies Act 2006 and the relevant provisions are Sections 206, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 206 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or its power under section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational person scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company, or a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust, he may apply to the court for relief, and the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

The directors and officers of TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis Investment UK Holdings Limited are covered by a directors’ and officers’ insurance policy maintained by Willis Group Holdings plc.

Willis North America Inc.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), Willis North America Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

By-law Provisions on Indemnification. Article IX of the By-laws of Willis North America Inc. sets forth the extent to which the directors, officers and employees of Willis North America Inc. may be indemnified by Willis North America Inc. against liabilities which they may incur while serving in such capacity. Article IX generally provides that Willis North America Inc. shall to the fullest extent permitted by applicable law indemnify any person who is or was a director or officer of Willis North America Inc. (and to such person’s heirs and legal representatives) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Willis North America Inc. to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such proceeding. Willis North America Inc. shall pay the expenses of such directors and officers incurred in connection with such proceeding in advance, provided that the director or officer makes a written undertaking to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Article IX additionally generally provides that Willis North America Inc. may provide indemnification to employees and agents of Willis North America Inc. and to any person serving, at the request of Willis North America Inc., as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in the same manner and with the same scope and effect as that provided to any director or officer pursuant to Article IX.

Willis North America Inc. may purchase and maintain insurance to protect itself and any director or officer against any expenses, judgments, fines and amounts paid in settlement as specified above or in connection with any proceeding referred to above, to the fullest extent permitted by applicable law.

The rights conferred by Article IX are not exclusive of any other rights which those seeking indemnification may otherwise be entitled.

The above discussion of the By-Laws of Willis North America Inc. and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Willis North America Inc. has entered into indemnification agreements with the directors of Willis Group Holdings Public Limited Company and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Scheme of Arrangement between Willis Group Holdings Limited and the Scheme Shareholders (incorporated by reference to Annex A to Willis Group Holdings Limited’s Definitive Proxy Statement on Schedule 14A filed on November 2, 2009).

4.1	Memorandum and Articles of Association of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Willis Group Holdings Public Limited Company filed on January 4, 2010 (the “Ireland Form 8-K”)).

4.2	Certificate of Incorporation of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.2 to the Ireland Form 8-K).

4.3	Form of Indenture among Willis Group Holdings Public Limited Company, as issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

4.4	Form of Indenture among Willis North America Inc., as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

4.5	Form of Indenture among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.**

4.6	Form of Debt Securities*

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Unit.*

4.9	Form of Share Purchase Contract Agreement.*

4.10	Form of Share Purchase Unit.*

4.11	Form of Prepaid Share Purchase Contract.*

4.12	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated October 19, 2012.***

Exhibit No.	Description

5.2	Opinion of Matheson, dated October 19, 2012. ***

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated October 19, 2012.***

5.4	Opinion of Weil, Gotshal & Manges (UK), dated October 19, 2012.***

5.5	Opinion of Weil, Gotshal & Manges LLP (US).**

5.6	Opinion of Matheson.**

5.7	Opinion of Baker & McKenzie Amsterdam N.V.**

5.8	Opinion of Weil, Gotshal & Manges (UK).**

12.1	Computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends.**

23.1	Consent of Weil, Gotshal & Manges LLP (US). (included as part of Exhibit 5.1).***

23.2	Consent of Matheson. (included as part of Exhibit 5.2).***

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).***

23.4	Consent of Weil, Gotshal & Manges (UK). (included as part of Exhibit 5.4).***

23.5	Consent of Weil, Gotshal & Manges LLP (US). (included as part of Exhibit 5.5).**

23.6	Consent of Matheson. (included as part of Exhibit 5.6).**

23.7	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.7).**

23.8	Consent of Weil, Gotshal & Manges (UK). (included as part of Exhibit 5.8).**

23.9	Consent of Deloitte LLP.**

24.1	Power of Attorney of the Registrants (included on signature page of original filing).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Willis Group Holdings Public Limited Company, as issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.**

*	To be filed by amendment with a prospectus supplement or incorporated by reference to a Current Report on Form 8-K.
**	Filed herewith.
***	Previously filed as an exhibit to this registration statement.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic Casserley Dominic Casserley	Chief Executive Officer (Principal Executive Officer)	August 8, 2013

/s/ Anna C. Catalano	Director	August 8, 2013
Anna C. Catalano

/s/ Sir Roy Gardner	Director	August 8, 2013
Sir Roy Gardner

/s/ Sir Jeremy Hanley	Director	August 8, 2013
Sir Jeremy Hanley

/s/ Robyn S. Kravit	Director	August 8, 2013
Robyn S. Kravit

/s/ Wendy E. Lane	Director	August 8, 2013
Wendy E. Lane

/s/ Francisco Luzón	Director	August 8, 2013
Francisco Luzón

/s/ James F. McCann	Chairman and Director	August 8, 2013
James F. McCann

/s/ Jaymin Patel	Director	August 8, 2013
Jaymin Patel

/s/ Douglas B. Roberts	Director	August 8, 2013
Douglas B. Roberts

/s/ Michael J. Somers	Director	August 8, 2013
Michael J. Somers

/s/ Jeffrey W. Ubben	Director	August 8, 2013
Jeffrey W. Ubben

/s/ Michael K. Neborak	Group Chief Financial Officer	August 8, 2013
Michael K. Neborak	(Principal Financial and Accounting Officer)

/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Adriaan Cornelis Konijnendijk	Managing Director A	August 8, 2013

	* Sarah Joan Turvill	Managing Director B	August 8, 2013

	* Charles William Mooney	Managing Director B	August 8, 2013

	* Paulus Cornelius Gerhardus van Duuren	Managing Director A	August 8, 2013

	* Dennis Beets	Managing Director A	August 8, 2013

	/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

*By:	/s/ Adam Rosman
Adam Rosman Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Oliver Goodinge	Director	August 8, 2013

	* Stephen Hearn	Director	August 8, 2013

	* Stephen Wood	Director	August 8, 2013

	/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

*By:	/s/ Adam Rosman
Adam Rosman
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

TA I LIMITED

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Oliver Goodinge	Director	August 8, 2013

	* Stephen Hearn	Director	August 8, 2013

	* Stephen Wood	Director	August 8, 2013

	/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

*By:	/s/ Adam Rosman
Adam Rosman
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

TRINITY ACQUISITION PLC

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Oliver Goodinge	Director	August 8, 2013

	* Stephen Hearn	Director	August 8, 2013

	* Stephen Wood	Director	August 8, 2013

	/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

*By:	/s/ Adam Rosman
Adam Rosman
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

WILLIS GROUP LIMITED

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Stephen Hearn	Director	August 8, 2013

	* Stephen Wood	Director	August 8, 2013

	/s/ Adam Rosman	Authorized U.S. Representative	August 8, 2013
Adam Rosman

*By:	/s/ Adam Rosman
Adam Rosman
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2013.

WILLIS NORTH AMERICA INC.

By:	/s/ Adam Rosman
	Name:	Adam Rosman
	Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Victor P. Krauze	Chairman and Director	August 8, 2013

	* Sharon Edwards	Chief Financial Officer	August 8, 2013

	* Todd J. Jones	Chief Executive Officer and Director	August 8, 2013

	/s/ Adam Rosman	Secretary, Executive Vice President	August 8, 2013
	Adam Rosman	and Director

*By:	/s/ Adam Rosman
Adam Rosman
Attorney in Fact

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Scheme of Arrangement between Willis Group Holdings Limited and the Scheme Shareholders (incorporated by reference to Annex A to Willis Group Holdings Limited’s Definitive Proxy Statement on Schedule 14A filed on November 2, 2009).

4.1	Memorandum and Articles of Association of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Willis Group Holdings Public Limited Company filed on January 4, 2010 (the “Ireland Form 8-K”)).

4.2	Certificate of Incorporation of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.2 to the Ireland Form 8-K).

4.3	Form of Indenture among Willis Group Holdings Public Limited Company, as issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

4.4	Form of Indenture among Willis North America Inc., as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

4.5	Form of Indenture among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.**

4.6	Form of Debt Securities*

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Unit.*

4.9	Form of Share Purchase Contract Agreement.*

4.10	Form of Share Purchase Unit.*

4.11	Form of Prepaid Share Purchase Contract.*

4.12	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated October 19, 2012.***

5.2	Opinion of Matheson, dated October 19, 2012. ***

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated October 19, 2012.***

5.4	Opinion of Weil, Gotshal & Manges (UK), dated October 19, 2012.***

5.5	Opinion of Weil, Gotshal & Manges LLP (US).**

5.6	Opinion of Matheson.**

5.7	Opinion of Baker & McKenzie Amsterdam N.V.**

5.8	Opinion of Weil, Gotshal & Manges (UK).**

12.1	Computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends.**

23.1	Consent of Weil, Gotshal & Manges LLP (US). (included as part of Exhibit 5.1).***

23.2	Consent of Matheson. (included as part of Exhibit 5.2).***

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).***

23.4	Consent of Weil, Gotshal & Manges (UK). (included as part of Exhibit 5.4).***

23.5	Consent of Weil, Gotshal & Manges LLP (US). (included as part of Exhibit 5.5).**

23.6	Consent of Matheson. (included as part of Exhibit 5.6).**

23.7	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.7).**

23.8	Consent of Weil, Gotshal & Manges (UK). (included as part of Exhibit 5.8).**

23.9	Consent of Deloitte LLP.**

24.1	Power of Attorney of the Registrants (included on signature page of original filing).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Willis Group Holdings Public

Exhibit No.	Description
Limited Company, as issuer, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, N.A., as Trustee.***

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, N.A., as Trustee.**

*	To be filed by amendment with a prospectus supplement or incorporated by reference to a Current Report on Form 8-K.
**	Filed herewith.
***	Previously filed as an exhibit to this registration statement.